EXHIBIT G(5)

                          CUSTODIAN SERVICES AGREEMENT

                             ______________ __, 2005

State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts  02110

Dear Ladies and Gentlemen:

                  In accordance with Article 20 of the Custodian Services Agreement Terms and Conditions, dated October 20, 2000, as amended (the "Agreement"), between Credit Suisse Opportunity Funds (the "Trust") and State Street Bank and Trust Company (the "Bank"), the Trust hereby notifies the Bank of the Trust's desire to amend Exhibit 1 of the Agreement to include the Credit Suisse Strategic Allocation Fund -- Conservative, Credit Suisse Strategic Allocation Fund -- Moderate and Credit Suisse Strategic Allocation Fund -- Aggressive, each a series of shares of beneficial interest of the Trust (the "Funds"), and to have the Bank render services as custodian under the terms of the Agreement with respect to the Funds.

                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.

                                                 Very truly yours,

                                                 CREDIT SUISSE OPPORTUNITY FUNDS

                                                 By:
                                                    ----------------------------
                                                    Name:
                                                    Title:

Accepted:

STATE STREET BANK AND TRUST COMPANY


By:
    -------------------------------
    Name:
    Title: